Exhibit 99.1

ISS and Glass Lewis Proxy Advisory Services Recommend PremierWest Bancorp

Shareholders Vote “FOR” Proposed Merger

PremierWest Bancorp Urges All Shareholders to Vote “FOR” Proposed Merger

MEDFORD, OREGON—February 6, 2013: PremierWest Bancorp (NASDAQ:PRWT) (“PremierWest”), parent company of PremierWest Bank, today announced that Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis & Co.(“Glass Lewis”), two of the leading independent U.S. proxy advisory firms, have both recommended that the company’s shareholders vote “FOR” the proposals in its proxy statement for the special meeting of shareholders to be held on February 19, 2013.

At the special meeting, PremierWest’s shareholders will be asked to consider and vote on the approval of the Agreement and Plan of Merger, dated October 29, 2012, among PremierWest, Starbuck Bancshares, Inc. (“Starbuck”) and Pearl Merger Sub Corp., a wholly- owned subsidiary of Starbuck (“Pearl Merger Sub”), pursuant to which, subject to the terms and conditions set forth in the merger agreement, PremierWest will merge with and into Pearl Merger Sub, with Pearl Merger Sub as the surviving entity. Shareholders also will be asked to consider and vote on a proposal to adjourn the special meeting to a later date or dates to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve and adopt the merger proposal.

“After carefully considering all options”, stated James M. Ford, President and CEO, “the Board of Directors and management determined PremierWest needed to substantially increase its capital base to meet regulatory requirements and remain competitive. The Board of Directors concluded that a merger with Starbuck was the best option for our shareholders. By recommending a vote “FOR” the merger, we believe that ISS and Glass Lewis also agree with this assessment.”

All shareholders are encouraged to vote. Because approval of the merger proposal requires the affirmative vote of at least one-half of the outstanding shares entitled to vote at the special meeting, failing to vote or abstaining from voting, either in person or by proxy, will have the same effect as a vote against approval of the merger proposal. As a shareholder of record, you may vote in person at the special meeting. Please note: If shareholders hold their shares at a brokerage firm, and wish to vote in person, they must obtain a legal proxy document from their firm and present it when voting at the meeting. Shareholders are urged to contact your brokerage firm for instructions on how to obtain a legal proxy. Ballots will be available at the meeting for those shareholders whose shares are not held at a brokerage firm or who obtain a valid legal proxy.

PremierWest’s special meeting of shareholders is scheduled to be held on Tuesday, February 19, 2013, at 1:00 p.m. Pacific, at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, 97504.

ABOUT PREMIERWEST BANCORP

PremierWest Bancorp (NASDAQ: PRWT) is a bank holding company headquartered in Medford, Oregon, and operates primarily through its subsidiary, PremierWest Bank. PremierWest Bank offers expanded banking-related services through its subsidiary, PremierWest Investment Services, Inc.

PremierWest Bank was created following the merger of the Bank of Southern Oregon and Douglas National Bank in May 2000. In April 2001, PremierWest Bancorp acquired Timberline Bancshares, Inc. and its wholly-owned subsidiary, Timberline Community Bank, located in Siskiyou County in northern California. In January 2004, PremierWest acquired Mid Valley Bank located in the northern California counties of Shasta, Tehama and Butte. In January 2008, PremierWest acquired Stockmans Financial Group, and its wholly-owned subsidiary, Stockmans Bank, located in the Sacramento, California area. During the last several years, PremierWest expanded into Klamath Falls and the Central Oregon communities of Bend and Redmond, and into Nevada, Yolo and Butte counties in California.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. We make forward-looking statements in this press release about the proposed merger with Pearl Merger Sub Corp., a wholly-owned subsidiary of Starbuck Bancshares, Inc. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in PremierWest’s filings with the SEC. Such statements are subject to risks that we may be unable to procure required shareholder and regulatory approvals. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements.

IMPORTANT ADDITIONAL INFORMATION

PremierWest filed a definitive proxy statement with the U.S. Securities and Exchange Commission on January 4, 2013, in connection with the proposed merger of PremierWest and an affiliate of AmericanWest Bank. Shareholders of PremierWest are urged to read the proxy statement, because it contains important information. Shareholders can obtain a free copy of the proxy statement, as well as other filings containing information about PremierWest and the merger, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the proxy statement and other filings containing information about PremierWest and the proposed merger can be obtained, without charge, by directing a request to PremierWest’s Internet site at www.premierwestbank.com under the heading “About Us” and then under the heading “Investor Relations.” Shareholders and customers may also contact: James M. Ford, PremierWest President & CEO at (541) 618-6020 or Jim.Ford@PremierWestBank.com or Doug Biddle, Executive Vice President & Chief Financial Officer at (541) 282-5391 or Doug.Biddle@PremierWestBank.com.

PROXY SOLICITATION

PremierWest and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from PremierWest shareholders in respect of the proposed merger. You can find information about PremierWest’s executive officers and directors in PremierWest’s definitive annual proxy statement filed with the U.S. Securities and Exchange Commission on April 9, 2012. You can obtain free copies of PremierWest’s annual proxy statement, and PremierWest’s proxy statement in connection with the merger by contacting PremierWest’s investor relations department.